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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported): December 20, 2000
                                                      (December 20, 2000)



      COMMISSION FILE NUMBERS: UNITED STATIONERS INC.:        0-10653
                               UNITED STATIONERS SUPPLY CO.: 33-59811




                            UNITED STATIONERS INC.
                         UNITED STATIONERS SUPPLY CO.
          (Exact name of Registrant as specified in its charter)





UNITED STATIONERS INC.:           DELAWARE                      36-3141189
UNITED STATIONERS SUPPLY CO.:     ILLINOIS                      36-2431718
                      (State or other jurisdiction of         (IRS Employer
                      incorporation or organization)        Identification No.)





                               2200 EAST GOLF ROAD
                       DES PLAINES, ILLINOIS 60016-1267
                                 (847) 699-5000


  (Address, including zip code and telephone number, including area code, of registrant's executive offices)

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           UNITED STATIONERS INC. AND UNITED STATIONERS SUPPLY CO.




ITEM 5.  OTHER EVENTS

United Stationers Supply Co. (the "Company") announced that its Lagasse Bros. subsidiary signed a definitive purchase agreement with Peerless Paper Mills, Inc. of Oaks, Pennsylvania. Peerless, with annual sales of approximately $75 million, currently offers janitorial/sanitation, paper, and food service products to more than 2,000 distributor customers in eighteen states across the Northeast and Midwest. The purchase price, subject to final adjustments, was $29.5 million financed through the Company's Senior Credit Facility. The transaction is expected to close early next month subject to the satisfaction of various conditions, including the completion of due diligence.

United Stationers Supply Co. is a wholly owned subsidiary of United Stationers Inc. (NASDAQ: USTR).


ITEM 7.  EXHIBITS

Exhibit 99.1
     Press release issued by the Company on December 20, 2000.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            United Stationers Inc.
                            United Stationers Supply Co.


Dated: December 20, 2000    By: /s/ Eileen A. Kamerick
                                --------------------------------
                            Eileen A. Kamerick
                            Executive Vice President and Chief Financial Officer